UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): April 21, 2004

                           360 GLOBAL WINE COMPANY
                         ------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           Nevada                      0-50092                 98-0231440
----------------------------       ----------------       -------------------
(State or Other Jurisdiction         (Commission            (I.R.S. Employer
     of Incorporation)               File Number)         Identification No.)

                 One Kirkland Ranch Road, Napa, California 94558
 ------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (707) 254-9100
       ------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

     -----------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

The registrant has previously filed its Current Report on Form 8-K, dated April 21, 2004, without certain financial information required by Item 9.01 on such Form 8-K. The registrant hereby amends the Current Report on Form 8-K to file such financial information. Item 9.01 of the Report dated April 21, 2004, is hereby amended to read as follows:

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The Audited Financial Statements for Kirkland Ranch, LLC and affiliates as of December 31, 2003 and 2002, and for the years ended December 31, 2003 and 2002 are included in this Item 9.01(a).

The Unaudited Financial Statements for Kirkland Ranch, LLC and affiliates as of March 31, 2004 and for the three months ended March 31, 2004 and 2003 are included in this Item 9.01 (a), following the Audited Financial Statements referenced above.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
  Kirkland Ranch Winery, LLC
  Napa, California

We have audited the accompanying combined balance sheets of S.E. Kirkland Ranch Winery, LLC as of December 31, 2003 and the related combined statements of operations, members' equity and cash flows for each of the two years then ended. These financial statements are the responsibility of Kirkland Ranch Winery LLC's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kirkland Ranch Winery, LLC as of December 31, 2003 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2003, in conformity with accounting principles generally accepted in the United States of America.


Lopez, Blevins, Bork & Associates, LLP
Houston, Texas


September 9, 2005

                            KIRKLAND RANCH WINERY LLC
                             COMBINED BALANCE SHEETS

                     FOR THE PERIOD ENDED, DECEMBER 31, 2003

ASSETS

Current Assets
     Cash                                                          $     36,627
     Accounts Receivable, net of allowance                              221,986
     Prepaid Expenses                                                    37,000
     Inventory                                                        4,039,037
                                                                   ------------

Total current assets                                                  4,334,650

Property and equipment, net                                           7,118,251

TOTAL ASSETS                                                       $ 11,452,901
                                                                   ============

LIABILITIES AND OWNERS' DEFICIT

Current liabilities:
     Accounts Payable and Accrued Expenses
        Related Parties                                            $  1,279,668
        Other                                                           756,102
     Interest Payable
        Related Parties                                                 121,023
        Other                                                         2,157,960
     Note payable
        Related Parties                                                 769,549
        Other                                                           449,737
                                                                   ------------

        Total Current Liabilities                                     5,534,039

Long Term Debt                                                       14,933,811
                                                                   ------------


TOTAL LIABILITIES                                                  $ 20,467,850
                                                                   ------------

MEMBERS DEFICIT

     Members' Deficit                                                (9,014,949)



        Total Members Deficit                                        (9,014,949)
                                                                   ------------

TOTAL LIABILITES AND MEMBERS' DEFICIT                              $ 11,452,901
                                                                   ============

                   See Notes to Combined Financial Statements

                                   KIRKLAND RANCH WINERY LLC
                               COMBINED STATEMENTS OF OPERATIONS


                                                     YEAR              YEAR
                                                     ENDED             ENDED
                                                  DECEMBER 31,      DECEMBER 31,
                                                     2003              2002
                                                  -----------       -----------
Revenues                                          $ 2,342,595       $ 3,211,608
Cost of Goods Sold                                  1,431,189         2,316,920
                                                  -----------       -----------

     Gross Margin                                     911,406           894,688

Operating Expenses                                  1,133,210         1,264,436
                                                  -----------       -----------

     Operating Income                                (221,804)         (369,748)

Other Income (Expense):

     Interest Income                                       --             1,664
     Interest Expense - Affiliates                    (52,115)          (43,917)
     Interest Expense - Other                      (1,396,208)       (1,393,182)

     Other                                            100,511                --
                                                  -----------       -----------

     Other Income (Expense), net                   (1,347,812)       (1,435,435)

     Net Income/(Loss)                            $(1,569,616)      $(1,805,183)
                                                  ===========       ===========

                          See Notes to Combined Financial Statements

                            KIRKLAND RANCH WINERY LLC
                     COMBINED STATEMENTS OF MEMBERS' EQUITY


                                      Contributed
                                        Capital        Deficit          Total
----------------------------          ------------   ------------   ------------

Balance at December 31, 2001          $  (967,028)   $(2,507,723)   $(3,474,751)

Deemed Distributions                     (822,052)            --       (822,052)

Net Loss                                       --     (1,805,183)    (1,805,183)

                                      -----------    -----------    -----------
Balance at December 31, 2002           (1,789,080)    (4,312,906)    (6,101,986)

Deemed Distributions                   (1,343,346)            --     (1,343,346)

Net Loss                                       --     (1,569,616)    (1,569,616)

                                      -----------    -----------    -----------
Balance at December 31, 2003          $(3,132,426)   $(5,882,522)   $(9,014,948)
                                      ===========    ===========    ===========


                   See Notes to Combined Financial Statements

                            KIRKLAND RANCH WINERY LLC
                        COMBINED STATEMENTS OF CASHFLOWS

                                                                                    YEAR            YEAR
                                                                                   ENDED           ENDED
                                                                                DECEMBER 31,    DECEMBER 31,
                                                                                    2003            2002
                                                                                -----------    -----------
Cash flows from operating activities:

       Net loss                                                                 $(1,569,616)   $(1,805,183)

       Adjustment to reconcile net loss to cash used in operating activities:

       Depreciation and amortization                                                650,743        629,468

       Changes in current assets and liabilities:
       Decrease in Accounts receivable                                              (27,216)       (18,313)
       Decrease in Inventories                                                     (625,126)      (309,504)
       Decrease in Prepaid expenses                                                      --        (37,000
       Increase in Accounts Payable and Accrued Expenses
            - Related party                                                       1,279,668             --
       Increase in Accounts Payable - Other                                         198,736         75,514
       Increase in Interest Payable - Related Party                                  52,115         43,917
       Increase in Interest Payable - Other                                       1,496,389        661,571
                                                                                -----------    -----------


Net cash provided by (used) in operating activities                               1,455,693       (759,530)

Cash flows from investing activities:

       Capital Expenditures                                                        (106,377)            --
       Disposition of Property and Equipment                                             --        134,080

Cash used in investing activities                                                  (106,377)       134,080

Cash flows from Financing activities:

       Deemed Distributions                                                      (1,343,347)      (822,052)
       Proceeds from Debt - Related Party                                            65,069        204,480
       Proceeds from Debt - Related Party                                                --      1,109,231
       Repayment of Debt - Other                                                   (104,460)            --
                                                                                -----------    -----------

Cash used in by financing activities                                             (1,382,738)       491.659
                                                                                -----------    -----------

Net decrease in cash                                                                (33,422)      (133,791)

Cash, beginning of period                                                            70,049        203,840
                                                                                -----------    -----------

Cash, end of period                                                             $    36,627    $    70,049
                                                                                ===========    ===========

Cash Paid During the Period for Interest                                          1,396,208      1,393,182
                                                                                ===========    ===========

Supplemental Cash Flow Information:
       Interest Paid                                                            $    73,067    $    70,041
                                                                                ===========    ===========

       Taxes Paid                                                               $       800    $       800
                                                                                ===========    ===========

                   See Notes to Combined Financial Statements

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1: Basis of Presentation, Organization and Nature of Operations

      Kirkland Ranch Winery, LLC ("Kirkland Ranch" or "the Company") and the portion of Kirkland Cattle Company which is part of Kirkland Ranch Winery, LLC, was established in the State of California, on February 13, 1997 and was owned and operated by Larry and Lonnie Kirkland and other members of the Kirkland family. The Company was responsible for the manufacture and production of wine, and the distribution of wine products for retail consumption from vineyards owned and operated by Larry Kirkland and/or the Kirkland Cattle Company ("KCC") and production of wine from third party vineyards and grapes. The company is located and manufactures and produces wines in a 57,000 square foot state-of-the-art winemaking facility (the "Winery") owned by KCC in Napa California. It sells to and performs custom services for customers in the United States of America

      On April 21, 2004, Kirkland Ranch contributed all tangible and intangible assets and liabilities, including wine labels of Kirkland Ranch Winery and Jamieson Canyon, inventory, accounts receivable and intellectual property, and Larry Kirkland contributed various tangible and intangible assets, properties and rights of Larry Kirkland and/or the KCC, including 69 acres of vineyards and the Winery, used or held for use in connection with the ownership and operation of the vineyards and Winery and a mortgage note payable attributable to vineyards and the winery into Kirkland Knightsbridge, LLC ("KKLLC"), a new California Limited Liability Company.

      The combined financial statements have been prepared as if the transaction noted above occurred prior to April 21, 2004. For financial reporting purposes, the combined financial statements of Kirkland Ranch Winery, LLC consists of Kirkland Ranch, and the cost basis of the assets and liabilities noted above that were contributed by Larry Kirkland and/or KCC. The difference between the cost basis of the assets and liabilities contributed by Larry Kirkland and/or KCC has been reflected as a capital distribution. Certain inter-company transactions between Kirkland Ranch and KCC have been eliminated in the combined financial statements.

NOTE 2: Significant Accounting Policies

Use of Estimates

      The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

      Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less. Cash as of December 31, 2003 and December 31, 2002 was approximately $37,000 and $70,000.

Accounts Receivable

      Credit is extended based on evaluation of a customer's financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 45 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts that are outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivables when they become uncollectible and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The allowance for doubtful accounts and sales discounts are $20,000 and $0 at December 31, 2003 and December 31, 2002, respectively.

Inventory

     Bulk wine and case goods are stated at the lower of average cost or net realizable value. Inventories of supplies are stated at the lower of first-in, first-out (FIFO) cost or replacement cost. Wine inventories are classified as current assets in accordance with recognized trade practice although some products will not be sold in the following year.

       At December 31, 2003 inventory consisted of the following:

                                                                          2003
                                                                      ----------
      Finished goods                                                   1,333,772

      Bulk Wines                                                       2,705,265
                                                                      ----------
      Total                                                           $4,039,037
                                                                      ==========

Property, Plant and Equipment

      Property, plant and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated lives of the related assets, as follows:

                                                                       Years
                                                                       -----

      Land Improvements                                                 20

      Vineyards                                                         15

      Buildings                                                         30

      Equipment                                                         5-10

      Costs incurred in developing vineyards, including related interest costs, are capitalized until the vineyards become commercially productive. Maintenance and repairs are charged to operating costs as incurred. The cost of improvements is capitalized. Gains or losses on the disposition of assets are included in income.

Fair Value of Financial Instruments

      The Company's financial instruments consist of cash, accounts receivable, accounts payable, notes payable, long-term debt, amounts payable to affiliates and accrued expenses. Except for notes payable and long-term debt, the fair value of these financial instruments approximates their carrying value as of December 31, 2003 due to their short-term nature or their recent creation. Long-term debt is carried on the balance sheet as $14,933,811.

Revenue Recognition

      Revenue from wholesale sales are recognized when product is shipped FOB winery. The cost of price promotions, rebates and coupon programs are treated as reductions of revenues. Revenue from items sold through the Company's retail locations is recognized at the time of sale. No products are sold on consignment. Revenue from custom service work is recognized when the custom work is completed. Deposit for custom processing are taken at the time the contract for the custom project is signed, and that deposit is applied to the final invoice, thus recognized as revenue at the completion of the project.

Long-Lived Asset Impairment

      Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition.
Measurement of any impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the amount the carrying value exceeds the fair value of the asset.

Income Taxes

      The Company is structured as a limited liability company taxed as a partnership. As such, income taxes accrue to the individual members of the limited liability company and therefore, no accrual of taxes is made in these financial statements.

Advertising and Marketing Costs

      Advertising and Marketing costs are expensed as incurred. Advertising costs for 2002 was $ 25,448 and for 2003 was $16,175.

NOTE 3: Property and Equipment

      Property and equipment at December 31, 2003 consisted of the following:

                                                                        2003
                                                                    -----------
Land and Improvements                                               $   871,811
Vines and Vineyards                                                     175,560
Buildings                                                             5,203,385
Equipment, Furniture and Fixtures                                     3,642,691
                                                                    -----------
                                                                      9,893,447
Less: accumulated depreciation and  amortization                     (2,775,196)
                                                                    -----------

Total                                                               $ 7,118,251
                                                                    ===========

Depreciation expense for the years ended December 31, 2003 and December 31, 2002 was $650,743 and $629,468, respectively.

NOTE 4:  Notes Payable

A summary of notes payable is as follows:

                                                                    December 31,
                                                                        2003
                                                                    ------------
Line of Credit                                                          $209,737
Note Payable - TGWC                                                      240,000
                                                                    ------------
                                                                        $449,737

      Line of Credit

      The Company has a receivable line of credit that expires on June 7 2004. The credit limit is $750,000. Interest is due monthly at a variable rate, which is Prime + 4.5% at year end. Collateral consists of the Company's accounts receivable and inventory. The unused line of credit was $540,263 at December 31, 2003, however, the line of credit had reached the borrowing base limit therefore no available funds from the line of credit could be drawn.

      Notes Payable - TGWC

      Prior to the joint venture transaction and the acquisition of its membership interest in KKLLC, TGWC provided short-term working capital loans to Kirkland Ranch in the aggregate amount of $240,000 to be paid with other debt from any initial profits of KKLLC. The note was issued on May 15, 2003, bears no interest and has no call option.

NOTE 5: Long Term Debt

      KCC took out a series of notes to build the winery which it leased to Kirkland Ranch. On December 31, 2001, all outstanding interest on the notes was capitalized, and the interest rates on the outstanding notes were renegotiated from the original rates of 7.67%, 7.72%, 7.66% and 9.08% to 8.82%, 8.9%, 8.82%,
9.08% and 8.7% per annum. The principal amount of the debt is $14,933,811 at December 31, 2003. The notes required semi-annual principal and interest payments. As of December 31, 2003, KCC was two years and one year behind on the payments of these notes, respectively. Accrued interest payable on the notes was $2,157,960 at December 31, 2003.

NOTE 6: Related Party Transaction

      Kirkland Ranch Winery has seven (7) unsecured notes payable to Larry Kirkland entered into from May 1999 through March 2003. All were issued at an interest rate of 9.0% payable at the end of the fiscal year they were issued. The principal amount of the notes payable was $269,549 at December 31, 2003y. Interest expense was $20,718 for 2003 and $37,512 for 2002. Interest payable on the notes was $59,626 at December 31, 2003.

      At December 31, 2003 Kirkland Ranch had a note payable to KCC in the amount of $500,000. The note was entered into in December 2001, bears interest at 6.0% per annum and is unsecured. Interest expense was $30,000 in 2003. Interest payable on the note was $61,397 at December 31, 2003.

      Kirkland Ranch has two contracts with KCC by which the Winery is contracted to purchase grapes and lease the winery building from KCC. The pricing for the grape contract is based on the Napa Valley average price for grapes. The cost of the grapes purchased in 2002 and 2003 was $652,103 and $398,901 respectively. The rent on the winery was $70,000 per month. The accounts payable to affiliates in the financial statements represents the balance outstanding for grape purchases and rent payments. The rent expense for the lease of the winery has been eliminated in the preparation of these financials statements.

NOTE 7: Commitments and Contingencies

Litigation

      On February 10, 2005, Larry Kirkland, purportedly on behalf of Kirkland Knightsbridge, LLC, filed a corrective statement with the California Secretary of State alleging that the financing statement filed by Gryphon Master Fund in connection with its April 2004 financing of 360 Global Wine Company was wrongfully filed and that no financing statement was agreed to by Kirkland Knightsbridge. 360 Global Wine Company has taken the position that the financing statement was properly authorized by Kirkland Knightsbridge, LLC, and believes further that Mr. Kirkland had no authority pursuant to the operating agreement of Kirkland Knightsbridge to file the corrective statement. Accordingly, we are cooperating with Gryphon in a lawsuit filed in the U.S. District Court for the Northern District of Texas, Dallas Division, by Gryphon seeking a declaration that a valid and enforceable security agreement exists between Gryphon and Kirkland Knightsbridge and that Kirkland Knightsbridge had no authority to file the corrective statement with the California Secretary of State. The suit filed by Gryphon does not name KKLLC as a defendant, therefore, the only impact a negative outcome would have would be against Larry Kirkland. There would be no impact on the financial statements.

      On June 8, 2005, Kirkland Knightsbridge LLC filed a Complaint with the Superior Court of Napa County against Castlerock Winery ("Castlerock") dba. South Bay Wine Group. The complaint stems from the underpayment of excise taxes by Castlerock which were associated to the production of wine for Castlerock by KKLLC. The legal counsel of KKLLC and Castlerock are entering into arbitration to settle this dispute.

      KKLLC is involved in lawsuits, claims, and proceedings, including those identified above, which arise in the ordinary course of business. In accordance with SFAS No. 5, "Accounting for Contingencies," KKLLC makes a provision for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. KKLLC believes it does not currently need to book provisions for any such matters. KKLLC reviews the possible need for provisions at least quarterly and adjusts for any provisions to reflect the impacts of negotiations, settlements, rulings, advice of legal counsel, and other information and events pertaining to a particular case. Litigation is inherently unpredictable. However, KKLLC believes that it has valid defenses with respect to legal matters pending against it. Nevertheless, it is possible that cash flows or results of operations could be materially affected in any particular period by the unfavorable resolution of one or more of these contingencies.

      We intend to vigorously defend these and other lawsuits and claims against us. However, KKLLC cannot predict the outcome of these lawsuits, as well as other legal proceedings and claims with certainty. An adverse resolution of pending litigation could have a material adverse effect on our business, financial condition and results of operations. KKLLC is subject to legal proceedings and claims that arise in the ordinary course of business. KKLLC's management does not expect that the results in any of these legal proceedings will have adverse affect on the Company's financial condition or results of operations.

NOTE 8: Major Customers and Suppliers

      One customer accounted for 26% of the total sales for the period ended December 31, 2002 and one customer accounted for 19% of the Company's total revenue in the period ended December 31, 2003.

      Accounts receivable consisted of two major customers who individually accounted for 29% and 33% respectively of the Company's total accounts receivable balance at December 31 2003. Substantially all of the accounts receivable at December 31, 2003 are from customers engaged in the wine business.

      One supplier accounted for 24% and 33% of the total purchases for the period ended December 31, 2003 and December 31, 2002, respectively.

      Accounts payable to this major supplier at December 31, 2003 was 22% of the Company's total accounts payable.

NOTE 9: Subsequent Events Acquisition of Interest in Kirkland Knightsbridge LLC

      On April 21, 2004 the TGWC acquired a 50% membership interest in KKLLC pursuant to that certain Capital Stock Contribution Agreement, dated as of April 21, 2004 (the "Contribution Agreement"), by and among Kirkland Ranch, KKLLC, TGWC and Mr. Larry Kirkland. In exchange for its 50% membership interest, the TGWC made an initial capital contribution equal in value of $10 million through the initial issuance of 4,255,320 shares ("Initial Shares") of its common stock, par value $.001 per share, at an initial valuation of $2.35 per share. On April 21, 2007 (the "Valuation Date"), if the Initial Shares have a Market Value less than the amount of ten million dollars ($10,000,000), TGWC shall, as an additional capital contribution, contribute to KKLLC (to be immediately withdrawn by Kirkland Ranch), in cash or such additional number of shares of Common Stock, which can be immediately converted to cash on the Valuation Date, when added to the Market Value of the Initial Shares, equals the sum of ten million dollars ($10,000,000).

      As part of the financing for the joint venture transaction, the TGWC provided loans to KKLLC in the aggregate amount of $2.4 million to be paid with other debt from any initial profits of KKLLC.

      In connection with the closing under the Contribution Agreement and to finance the joint venture transaction, the TGWC entered into a guaranty, dated as of April 21, 2004, in favor of Travelers pursuant to which the Company guaranteed the obligations under that certain promissory note in the amount of $20 million issued by Travelers to Kirkland Cattle Co., a California general partnership, Kirkland Ranch, and Mr. Larry Kirkland, as co-borrowers. The obligations under the Travelers Note are collateralized by, among other things, a mortgage on certain land and a lien on certain assets, excluding inventory, owned by the Joint Venture Subsidiary, Kirkland Knightsbridge LLC.

                           KIRKLAND RANCH WINERY LLC
                             COMBINED BALANCE SHEET
                                    UNAUDITED
                                 MARCH 31, 2004

ASSETS

Current Assets
     Cash                                                          $     46,193
     Accounts receivable, net of allowance                              133,619
     Prepaid Expenses                                                    63,892
     Inventory                                                        4,337,049
                                                                   ------------

Total current assets                                                  4,580,753

Property and equipment, net                                           6,955,566
                                                                   ------------

TOTAL ASSETS                                                       $ 11,536,319
                                                                   ============

LIABILITIES AND OWNERS' DEFICIT

Current liabilities:
     Accounts Payable and Accrued Expenses
        Related Party                                              $  1,621,322
        Other                                                           773,707
     Interest Payable
        Related Party                                                   134,588
        Other                                                         2,494,110
     Note Payable
        Related Party                                                   769,549
        Other                                                           515,431
                                                                   ------------

        Total Current Liabilities                                     6,308,707

Long-Term Debt                                                       14,933,811
                                                                   ------------

TOTAL LIABILITIES                                                    21,242,518
                                                                   ------------

MEMBERS' DEFICIT

     Member's Deficit                                                (9,706,199)

        Total Members' Deficit                                       (9,706,199)
                                                                   ------------

TOTAL LIABILITES AND MEMBERS' DEFICIT                              $ 11,536,319
                                                                   ============

                   See Notes to Combined Financial Statements

                            KIRKLAND RANCH WINERY LLC
                        COMBINED STATEMENTS OF OPERATIONS
                                    UNAUDITED

                                                   THREE MONTHS     THREE MONTHS
                                                       ENDED            ENDED
                                                     MARCH 31,        MARCH 31,
                                                       2004             2003
                                                     ---------        ---------
Revenues                                             $ 270,790        $ 459,865
Cost of Goods Sold                                     122,097          237,540
                                                     ---------        ---------

     Gross Margin                                      148,693          222,325

Operating Expenses                                     241,400          310,331
                                                     ---------        ---------

     Operating Loss                                    (92,707)         (88,006)
                                                     ---------        ---------

Other (Expense):
     Interest Expense - Affiliates                     (13,565)         (13,028)
     Interest Expense - Other                         (345,008)        (394,971)
                                                     ---------        ---------

     Other (Expense), net                             (358,573)        (407,999)
                                                     ---------        ---------

     Net (Loss)                                      $(451,280)       $(496,005)
                                                     =========        =========

                   See Notes to Combined Financial Statements

                            KIRKLAND RANCH WINERY LLC
                        COMBINED STATEMENTS OF CASH FLOWS
                                    UNAUDITED

                                                                             THREE MONTHS  THREE MONTHS
                                                                                 ENDED         ENDED
                                                                               MARCH 31,     MARCH 31,
                                                                                 2004          2003
                                                                              ---------    ---------
Cash flows from operating activities:

     Net loss                                                                 $(451,280)   $(496,009)

     Adjustment to reconcile net loss to cash used in operating activities:

     Depreciation and amortization                                              162,685      156,883

     Changes in current assets and liabilities:
     Increase (Decrease) in Accounts Receivable                                  88,367       (5,012)
     (Increase) in Inventories                                                 (298,012)    (197,488)
     (Increase) in Prepaid expenses                                             (26,892)     (22,227)
     Increase in Accounts Payable - Related Party                               341,654      210,000
     Increase in Accounts Payable and Accrued Expenses - Other                   17,605      212,270
     Increase in Interest Payable - Related Party                                13,565       13,028
     Increase in Interest Payable - Other                                       336,150      374,096
                                                                              ---------    ---------

Net cash used in operating activities                                           183,842      245,541
                                                                              ---------    ---------

Cash flows from investing activities:

     Capital Expenditures                                                            --          (49)
     Capital Distributions                                                     (239,970)    (341,195)
                                                                              ---------    ---------

Cash used in investing activities                                              (239,970)    (341,245)
                                                                              ---------    ---------

Cash flows from Financing activities:

     Proceeds from Debt - Related Party                                              --       50,000
     Proceeds from Debt - Other                                                  65,694           --
     Repayment of Debt - Other                                                       --      (12,022)
                                                                              ---------    ---------

Cash provided by financing activities                                            65,694       37,978
                                                                              ---------    ---------

Net decrease in cash                                                              9,566      (57,725)

Cash, beginning of period                                                        36,627       70,049
                                                                              ---------    ---------

Cash, end of period                                                           $  46,193    $  12,324
                                                                              =========    =========

Supplemental Cash Flow Information:
     Interest Paid                                                            $   8,858    $  20,875
                                                                              =========    =========

     Taxes Paid                                                               $      --    $      --
                                                                              =========    =========

                   See Notes to Combined Financial Statements

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1: Basis of Presentation, Organization and Nature of Operations

      Kirkland Ranch Winery, LLC ("Kirkland Ranch" or "the Company") was established in the State of California, on February 13, 1997 and was owned and operated by Larry and Lonnie Kirkland and other members of the Kirkland family. The Company was responsible for the manufacture and production of wine, and the distribution of wine products for retail consumption from vineyards owned and operated by Larry Kirkland and/or the Kirkland Cattle Company ("KCC") and production of wine from third party vineyards and grapes. The company is located and manufactures and produces wines in a 57,000 square foot state-of-the-art winemaking facility (the "Winery") owned by KCC. It sells to and performs custom services for customers in the United States of America

      On April 21, 2004, Kirkland Ranch contributed all tangible and intangible assets and liabilities, including wine labels of Kirkland Ranch Winery and Jamieson Canyon, inventory, accounts receivable and intellectual property, and Larry Kirkland contributed various tangible and intangible assets, properties and rights of Larry Kirkland and/or the KCC, including 69 acres of vineyards and the Winery, used or held for use in connection with the ownership and operation of the vineyards and Winery and a mortgage note payable attributable to vineyards and the winery into Kirkland Knightsbridge, LLC ("KKLLC"), a new California Limited Liability Company.

      The combined financial statements have been prepared as if the transaction noted above occurred prior to April 21, 2004. For financial reporting purposes, the consolidated financial statements of Kirkland Ranch Winery, LLC consists of Kirkland Ranch, and the cost basis of the assets and liabilities noted above that were contributed by Larry Kirkland and/or KCC. The difference between the cost basis of the assets and liabilities contributed by Larry Kirkland and/or KCC has been reflected as a capital distribution. Certain inter-company transactions between Kirkland Ranch and KCC have been eliminated in the combined financial statements.

NOTE 2: Significant Accounting Policies

Use of Estimates

      The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

      Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less. Cash as of March 31, 2004 and was approximately $46,000.

Accounts Receivable

      Credit is extended based on evaluation of a customers' financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 45 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts that are outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivables when they become uncollectible and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The allowance for doubtful accounts and sales discounts are $0 at March 31, 2004.

Inventory

      Bulk wine and case goods are stated at the lower of average cost or net realizable value. Inventories of supplies are stated at the lower of first-in, first-out (FIFO) cost or replacement cost. Wine inventories are classified as current assets in accordance with recognized trade practice although some products will not be sold in the following year.

      At March 31, 2004 inventory consisted of the following:

Retail Merchandise                                                9,557
Finished goods                                                1,378,081
Bulk Wines                                                    2,949,411
                                                              ---------

Total                                                        $4,337,049
                                                             ==========

Property, Plant and Equipment

      Property, plant and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated lives of the related assets, as follows:

                                                                       Years

         Land Improvements                                               20

         Vineyards                                                       15

         Buildings                                                       30

         Equipment                                                     5-10

      Costs incurred in developing vineyards, including related interest costs, are capitalized until the vineyards become commercially productive. Maintenance and repairs are charged to operating costs as incurred. The cost of improvements is capitalized. Gains or losses on the disposition of assets are included in income.

Fair Value of Financial Instruments

      The Company's financial instruments consist of cash, accounts receivable, accounts payable, notes payable, long-term debt, amounts payable to affiliates and accrued expenses. Except for notes payable and long-term debt, the fair value of these financial instruments approximates their carrying value as of March 31, 2004 due to their short-term nature or their recent creation. Long-term debt is carried on the balance sheet as $14,933,811.

Revenue Recognition

      Revenue from wholesale sales are recognized when product is shipped FOB winery. The cost of price promotions, rebates and coupon programs are treated as reductions of revenues. Revenue from items sold through the Company's retail locations is recognized at the time of sale. No products are sold on consignment. Revenue from custom service work is recognized when the custom work is completed. Deposit for custom processing are taken at the time the contract for the custom project is signed, and that deposit is applied to the final invoice, thus recognized as revenue at the completion of the project.

Long-Lived Asset Impairment

      Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition.
Measurement of any impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the amount the carrying value exceeds the fair value of the asset.

Income Taxes

      The Company is structured as a limited liability company taxed as a partnership. As such, income taxes accrue to the individual members of the limited liability company and therefore, no accrual of taxes is made in these financial statements.

Advertising and Marketing Costs

      Advertising and Marketing costs are expensed as incurred. Advertising costs for March 31, 2003 was $ 5,505.18 and for March 31, 2004 was $ 2,728.


NOTE 3:  Property and Equipment

      Property and equipment at March 31, 2004 consisted of the following:

Land and Improvements                                              $871,812
Vines and Vineyards                                                 175,560
Buildings                                                         5,203,385
Equipment, Furniture and Fixtures                                 3,642,691
                                                                  ---------
                                                                  9,893,448
Less:  accumulated depreciation and  amortization               (2,937,882)
                                                                -----------

Total                                                            $6,955,566
                                                                 ==========

      Depreciation expense for the period ended March 31, 2004 was $162,685.

NOTE 4: Notes Payable

A summary of notes payable is as follows:

                                       March 31,
                                         2004
                                     -----------
Line of Credit                       $   215,431
Note Payable - TGWC                      300,000
                                     -----------
                                     $   515,431

     Line of Credit

The Company has a receivable line of credit that expires on June 7 2004. The credit limit is $750,000. Interest is due monthly at a variable rate, which is Prime + 4.5% at year end. Collateral consists of the Company's accounts receivable and inventory. The unused line of credit was $534,569 at March 31,2004, however, the line of credit had reached the borrowing base limit therefore no available funds from the line of credit could be drawn.

     Notes Payable - TGWC

      Prior to the joint venture transaction and the acquisition of its membership interest in KKLLC, TGWC provided short-term working capital loans to Kirkland Ranch in the aggregate amount of $300,000 to be paid with other debt from any initial profits of KKLLC. The notes were issued on May 15th, 2003, July 28th, 2003, and January 6th 2004 and the loans bear no interest and have no call option.

NOTE 5:  Long Term Debt

      KCC took out a series of notes to build the winery which it leased to Kirkland Ranch. On December 31, 2001, all outstanding interest on the notes was capitalized, and the interest rates on the outstanding notes were renegotiated from the original rates of 7.67%, 7.72%, 7.66% and 9.08% to 8.82%, 8.9%, 8.82%,
9.08% and 8.7% per annum. The principal amount of the debt is $14,933,811 at March 31, 2004. The notes required semi-annual principal and interest payments. As of March 31, 2004, KCC was two years and one year behind on the payments of these notes, respectively. Accrued interest payable on the notes was $2,494,110 March 31, 2004.

NOTE 6:  Related Party Transaction

      Kirkland Ranch Winery has seven (7) unsecured notes payable to Larry Kirkland entered into from May 1999 through March 2003. All were issued at an interest rate of 9.0% payable at the end of the fiscal year they were issued. The principal amount of the notes payable was $269,549 at March 31, 2004 Interest expense was $5,528 and $6,064 for the periods ended March 31, 2003 and 2004, respectively. Interest payable was $65,691 at March 31, 2004.

      At March 31, 2004 Kirkland Ranch had a note payable to KCC in the amount of $500,000. The note was entered into in December 2001, bears interest at 6.0% per annum and is unsecured. Interest expense was $7,500 for each of the periods ended March 31, 2003 and 2004. Interest payable on the note was $68,897 at March 31, 2004.

      Kirkland Ranch has two contracts with KCC by which the Winery is contracted to purchase grapes and lease the winery building from KCC. The pricing for the grape contract is based on the Napa Valley average price for grapes. The cost of the grapes purchased in 2002 and 2003 was $652,103 and $439,668. respectively. There were no grapes purchased during the period ended March 31, 2004. The rent on the Winery was $70,000 per month. The Lease accounts payable to related parties in the financial statements represents the balance outstanding for grape purchases and rent payments. The rent expense for the lease of the winery has been eliminated in the preparation of these financials statements.

NOTE 7:  Commitments and Contingencies

Litigation

      On February 10, 2005, Larry Kirkland, purportedly on behalf of Kirkland Knightsbridge, LLC, filed a corrective statement with the California Secretary of State alleging that the financing statement filed by Gryphon Master Fund in connection with its April 2004 financing of 360 Global Wine Company was wrongfully filed and that no financing statement was agreed to by Kirkland Knightsbridge. 360 Global Wine Company has taken the position that the financing statement was properly authorized by Kirkland Knightsbridge, LLC, and believes further that Mr. Kirkland had no authority pursuant to the operating agreement of Kirkland Knightsbridge to file the corrective statement. Accordingly, we are cooperating with Gryphon in a lawsuit filed in the U.S. District Court for the Northern District of Texas, Dallas Division, by Gryphon seeking a declaration that a valid and enforceable security agreement exists between Gryphon and Kirkland Knightsbridge and that Kirkland Knightsbridge had no authority to file the corrective statement with the California Secretary of State. . The suit filed by Gryphon does not name KKLLC as a defendant, therefore, the only impact a negative outcome would have would be against Larry Kirkland. There would be no impact on the financial statements.

      On June 8, 2005, Kirkland Knightsbridge LLC filed a Complaint with the Superior Court of Napa County against Castlerock Winery ("Castlerock") dba. South Bay Wine Group. The complaint stems from the underpayment of excise taxes by Castlerock which were associated to the production of wine for Castlerock by KKLLC. The legal counsel of KKLLC and Castlerock are entering into arbitration to settle this dispute.

NOTE 8: Major Customers and Suppliers

      Two customers accounted for 12% and 11%, respectively of the total revenues for the period ended March 31, 2004 and two customers accounted for 26% and 15%, respectively of the total revenues for the period ended March 31, 2003.

      Accounts receivable consisted of two major customers who accounted for 43% and 18%, respectively of the Company's total accounts receivable balance at March 31, 2004. Substantially all the accounts receivable at March 31, 2004 are from customers engaged in the wine business.

      Two suppliers accounted for 22% and 15%, respectively of the total purchases for the period ended March 31, 2004 and one customer accounted for 12% of the total purchases for the period ended March 31, 2003.

      Accounts payable consisted of one supplier who accounted for 19% of total accounts payable for the period ended March 31 2004.

NOTE 9: Subsequent Events Acquisition of Interest in Kirkland Knightsbridge LLC

      On April 21, 2004 the TGWC acquired a 50% membership interest in KKLLC pursuant to that certain Capital Stock Contribution Agreement, dated as of April 21, 2004 (the "Contribution Agreement"), by and among Kirkland Ranch, KKLLC, TGWC and Mr. Larry Kirkland. In exchange for its 50% membership interest, the TGWC made an initial capital contribution equal in value of $10 million through the initial issuance of 4,255,320 shares ("Initial Shares") of its common stock, par value $.001 per share, at an initial valuation of $2.35 per share. On April 21, 2007 (the "Valuation Date"), if the Initial Shares have a Market Value less than the amount of ten million dollars ($10,000,000), TGWC shall, as an additional capital contribution, contribute to KKLLC (to be immediately withdrawn by Kirkland Ranch), in cash or such additional number of shares of Common Stock, which can be immediately converted to cash on the Valuation Date, when added to the Market Value of the Initial Shares, equals the sum of ten million dollars ($10,000,000).

      As part of the financing for the joint venture transaction, the TGWC provided loans to KKLLC in the aggregate amount of $2.4 million to be paid with other debt from any initial profits of KKLLC.

      In connection with the closing under the Contribution Agreement and to finance the joint venture transaction, the TGWC entered into a guaranty, dated as of April 21, 2004, in favor of Travelers pursuant to which the Company guaranteed the obligations under that certain promissory note in the amount of $20 million issued by Travelers to Kirkland Cattle Co., a California general partnership, Kirkland Ranch, and Mr. Larry Kirkland, as co-borrowers. The obligations under the Travelers Note are collateralized by, among other things, a mortgage on certain land and a lien on certain assets, excluding inventory, owned by the Joint Venture Subsidiary, Kirkland Knightsbridge LLC.

(b) Proforma Financial Information.

The Unaudited Pro Forma Financial information of Kirkland Ranch, LLC and 360 Global Wine Company for the three months ended March 31, 2004, related to the acquisition of Kirkland Ranch, LLC. are included in this Item 9.01 (b)

360 Global Wine Company
PRO FORMA CONSOLDIATED BALANCE SHEET

                                                             KIRKLAND
                                                              RANCH
                                             TGWC             WINERY           Adjustments             Consolidated
ASSETS
Current Assets
  Cash                                   $    66,488      $     46,193       $          -           $      112,681
  Accounts receivable, net                   338,228           133,619            (69,298)   c             402,549
  Prepaid expenses                           107,706            63,892                  -                  171,598
  Inventory                                1,096,416         4,337,049            (23,700)   d,e,f       5,409,765
  Other current assets                        33,844                 -                  -                   33,844
                                         -----------      ------------       ------------           --------------
    Total current assets                   1,642,682         4,580,753            (92,998)               6,130,437

Property and equipment, net                2,585,436         6,955,566                  -                9,541,002

Loan receivable                              300,000                 -           (300,000)                       -
Other assets                                 300,919                 -         10,000,000               10,300,919
Deferred financing costs                     495,311                 -                  -                  495,311
Deposits                                     200,000                 -                  -                  200,000
                                         -----------      ------------       ------------           --------------
Total Assets                             $ 5,524,348      $ 11,536,319       $  9,607,002           $   26,667,669
                                         ===========      ============       ============           ==============

LIABILITIES AND OWNERS' EQUITY
Current liabilities
  Bank overdraft                         $    38,505      $          -       $          -           $       38,505
  Accounts payable:
    Related party                                  -         1,621,322            (23,700)   d,e,f       1,597,622
    Trade                                  1,704,189           773,707            (69,298)               2,408,598
  Interest payable:
    Related party                                  -           134,588                  -                  134,588
    Other                                          -         2,494,110                  -                2,494,110
  Notes payable:
    Related party                                  -           769,549                  -                  769,549
    Other                                    595,000           515,431           (300,000)                 810,431
  Current maturities of long-term
    debt                                      13,837                 -                  -                   13,837
                                         -----------      ------------       ------------           --------------
      Total current liabilities            2,351,531         6,308,707           (392,998)               8,267,240

Long-term debt, net of unamortized
  discount of $2,943,470                     812,700        14,933,811                                  15,746,511
                                         -----------      ------------       ------------           --------------

Total liabilities                          3,164,231        21,242,518           (392,998)              24,013,751

OWNERS' DEFICIT
  Common stock                                31,638                 -                  -                   31,638
  Warrants                                         -                 -              4,255    i               4,255
  Subscriptions receivable                   (21,566)                -                  -                  (21,566)
  Prepaid stock compensation                (664,100)                -                  -                 (664,100)
   Additional paid in capital              9,951,302        (3,372,396)         9,995,745               16,574,651
  Accumulated other comprehensive
    loss                                      (8,106)                -                  -                   (8,106)
  Accumulated deficit                     (6,929,051)       (6,333,803)                 -              (13,262,854)
                                         -----------      ------------       ------------           --------------
    Total owners' deficit                  2,360,117        (9,706,199)        10,000,000                2,653,918
                                         -----------      ------------       ------------           --------------
Total liabilities and owners' deficit    $ 5,524,348      $ 11,536,319       $  9,607,002           $   26,667,669
                                         ===========      ============       ============           ==============

                                               360 Global Wine Company
                                            Proforma Statement of Income
                                                Quarter Ended 3/31/04

                                                               Kirkland Ranch
                                                    TGWC           Winery        Adjustment       Consolidated
                                                ------------    ------------    ------------       ------------
                                                     (a)             (b)
Revenues                                        $    490,101    $    270,790    $    (22,104)  c)  $    738,787
Cost of Goods Sold                                   215,845         122,098              --            337,943
                                                ------------    ------------    ------------       ------------

       Total                                         274,256         148,692         (22,104)           400,844

Operating Expenses

       Sales & Marketing                             686,749          78,424              --            765,173
       General & Administrative                      827,036         162,976              --            990,012
       Stock Compensation Expense                    264,225              --              --            264,225
                                                ------------    ------------    ------------       ------------

       Total Expenses                              1,778,010         241,400              --          2,019,410
                                                ------------    ------------    ------------       ------------

       Gain/(loss) from operations                (1,503,754)        (92,708)        (22,104)        (1,618,566)

Other income (expenses)
       Interest Income                                12,323              --              --             12,323
       Interest Expense - Affiliates                      --         (13,565)             --            (13,565)
       Interest Expense - Other                     (341,853)       (345,008)             --           (686,861)
       Gain/(loss) on currency transactions          (15,962)             --              --            (15,962)
                                                ------------    ------------    ------------       ------------
       Other Income (expense)                       (345,492)       (358,573)             --           (704,065)

       Loss before Minority Interest              (1,849,246)       (451,281)        (22,104)        (2,322,631)
       Minority interest in consolidated loss             --              --         225,640            225,640

       Net profit/(Loss)                        $ (1,849,246)   $   (451,281)   $    203,536       $ (2,096,991)
                                                ============    ============    ============       ============

Basic net (loss) income per share                      (0.06)                                             (0.06)

Diluted net (loss) income per share                    (0.06)                                             (0.06)

Basic weighted-average shares
outstanding                                       31,638,250                       4,255,320  (d)    35,893,570


The following notes relate to the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

a)    To reflect the historical unaudited financial position of TGWC.

b)    To reflect the historical unaudited financial position of KRW.


c) To eliminate the intercompany commission earned by TGWC for the sale of KRW products.

d)    to reverse $387,500 in grape costs due to change in vineyard ownership.

e)    To add $208,00 in vineyard maintenance expenses.

f) To add $155,000 in property taxes which relate to KRW. g) To eliminate notes payable by KRW and TGWC

h) The KRW acquisition was made with shares valued at $10,000,000. These shares are recorded as an investment in KRW.

i) To adjust for the par value of $0.001 per share associated with the equity financing proceeds which were utilized for the purchase of KRW by TGWC.

j) To adjust for the paid in capital as a result of the equity financing which proceeds were utilized in the purchase of KRW by TGWC.


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

(c)   Exhibits.


10.1 Form of Capital Stock Contribution Agreement by and among Kirkland Ranch, LLC, Kirkland Knightsbridge, LLC, 360 Global Wine Company and Mr. Larry Kirkland, dated as of April 21, 2004*

10.2 Form of Guaranty issued by the Company in favor of The Travelers Insurance Company, dated as of April 21, 2004*

10.3 Form of Promissory Note issued by Larry Kirkland, Kirkland Knightsbridge, LLC and Kirkland Cattle Co. to The Travelers Insurance Company, dated as of April 21, 2004*

10.4 Form of Trust Deed, Security Agreement, Assignment of Rents and Fixture Filing by and among Larry Kirkland, Kirkland Knightsbridge, LLC, Kirkland Cattle Co., First American Title Insurance Company and The Travelers Insurance Company, dated as of April 21, 2004*

10.5 Form of Securities Exchange Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of April 21, 2004*

10.6 Form of Convertible Note issued by the Company to Gryphon Master Fund, L.P., dated as of April 21, 2004*

10.7 Form of Common Stock Purchase Warrant issued by the Company to Gryphon Master Fund, L.P., dated as of April 21, 2004*

10.8 Form of Common Stock Purchase Warrant (Green Shoe Warrant) issued by the Company to Gryphon Master Fund, L.P., dated as of April 21, 2004*

10.9 Form of Registration Rights Agreement by and between the Company and Gryphon Master Fund, L.P. dated as of April 21, 2004*

10.10 Form of Amended and Restated Security Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of April 21, 2004*

99.1 Audited Financial Statements of Kirkland Ranch, LLC for the fiscal years ended December 31, 2002 and December 31, 2003


* Previously filed on Form 8-K dated April 21, 2004


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

                                S I G N A T U R E
                                -----------------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          360 GLOBAL WINE COMPANY


                                          By: /s/ Joel Shapiro
                                              ---------------------------------
Date: November XX, 2005                       Name:  Joel Shapiro
                                              Title: Chief Executive Officer


                                          By: /s/ Lynn Fetterman
                                              ---------------------------------
Date: November XX, 2005                       Name:  Lynn Fetterman
                                              Title: Chief Financial Officer


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